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Exhibit 23.3

Reddy Ice Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated July 16, 2010 relating to the financial statements of Reddy Ice Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
July 16, 2010

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  Exhibit 23.3
Reddy Ice Corporation CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM